CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$4,446,000	$516.63

August 2015 Pricing Supplement No. 1199 Registration Statement No. 333-199966 Dated August 28, 2015 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due August 31, 2018

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Bank of America Corporation
Principal at Risk Securities

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.1625% of the stated principal amount, but only with respect to each determination date on which the closing price of each of the common stock of Apple Inc. and the common stock of Bank of America Corporation is greater than or equal to 51.50% of its initial stock price, which we refer to as a downside threshold level.  If, however, on any determination date, the closing price of either underlying stock is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.  If the securities have not been automatically redeemed prior to maturity and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date.  If, however, the final stock price of either underlying stock is less than its downside threshold level, you will be exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis and will receive at maturity (i) the cash value (as defined below) or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date. The cash value (or the value of those shares on the final determination date) will be less than 51.50% of the stated principal amount of the securities and could be zero.  The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving the cash value, or shares of the worst performing underlying stock, which will be worth significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the downside threshold level of either underlying stock will result in few or no contingent coupon payments and/or a significant loss of your initial investment, even if the other underlying stock appreciates or has not declined as much.  Investors will not participate in any appreciation of either underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program.  Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

FINAL TERMS
Issuer:	JPMorgan Chase & Co.
Underlying stocks:	Common stock of Apple Inc. and common stock of Bank of America Corporation (each an “underlying stock”)
Aggregate principal amount:	$4,446,000
Early redemption:

If, on any of the determination dates (other than the first, second, third and final determination dates), the closing price of each underlying stock is greater than or equal to its initial stock price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of either underlying stock is below its initial stock price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•   If, on any determination date, the closing price of each underlying stock is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of $0.2163 (2.1625% of the stated principal amount) per security on the related contingent payment date.

•   If, on any determination date, the closing price of either underlying stock is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or both of the underlying stocks will remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
	• If the final stock price of either underlying stock is less than its downside threshold level:	(i) the cash value or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date. The cash value (or the value of those shares on the final determination date) will be less than 51.50% of the stated principal amount of the securities and could be zero.
Cash value:	The amount in cash equal to the product of (a) $10 divided by the initial stock price of the worst performing underlying stock and (b) the final stock price of the worst performing underlying stock, subject to adjustment in the event of certain corporate events affecting that underlying stock
Exchange ratio:	With respect to each underlying stock, the stated principal amount times the stock adjustment factor divided by the initial stock price of that underlying stock, which is 0.08827 with respect to the common stock of Apple Inc. and 0.61125 with respect to the common stock of Bank of America Corporation (subject to adjustments)
Downside threshold level:	With respect to the common stock of Apple Inc.: $58.34435, which is equal to 51.50% of its initial stock price
With respect to the common stock of Bank of America Corporation: $8.4254, which is equal to 51.50% of its initial stock price
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	August 28, 2015
Original issue date (settlement date):	September 2, 2015
Maturity date:	August 31, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.20(2)	$9.75
$0.05(3)
Total	$4,446,000.00	$111,150.00	$4,334,850.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $0.20 per $10 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security.

The estimated value of the securities on the pricing date as determined by JPMS was $9.308 per $10 stated principal amount security. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Contingent Income Auto-Callable Securities due August 31, 2018

Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Bank of America Corporation
Principal at Risk Securities

Terms continued from previous page:
Initial stock price:	With respect to each underlying stock, the closing price of that underlying stock on the pricing date, which was $113.29 with respect to the common stock of Apple Inc. and $16.36 with respect to the common stock of Bank of America Corporation
Final stock price:	With respect to each underlying stock, the closing price of that underlying stock on the final determination date
Worst performing underlying stock:	The underlying stock with the worst stock performance factor
Stock performance factor:	With respect to each underlying stock, the final stock price divided by the initial stock price
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates:	November 30, 2015, February 29, 2016, May 31, 2016, August 29, 2016, November 28, 2016, February 28, 2017, May 30, 2017, August 28, 2017, November 28, 2017, February 28, 2018, May 29, 2018 and August 28, 2018, subject to postponement for non-trading days and certain market disruption events. We also refer to August 18, 2018 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
CUSIP/ISIN:	48127V496 / US48127V4968
Listing:	The securities will not be listed on any securities exchange.

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Investment Summary

The Contingent Income Auto-Callable Securities due August 31, 2018 Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Bank of America Corporation, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $0.2163 (2.1625% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing price of each underlying stock is greater than or equal to 51.50% of its initial stock price, which we refer to as a downside threshold level. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly payment, if any, with respect to the final determination date, the maturity date. If the closing price of either underlying stock is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of one share of each underlying stock could remain below its downside threshold level for extended periods of time or even throughout the term of the securities so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if both of the underlying stocks were to be at or above their respective downside threshold levels on some quarterly determination dates, one or both underlying stocks may fluctuate below their respective downside threshold level(s) on others.

If the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not been automatically redeemed prior to maturity and the final stock price of either underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis and will be entitled to receive at maturity (i) the cash value or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date. The cash value (or the value of those shares on the final determination date) will be less than 51.50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of receiving few or no contingent quarterly payments during the term of the securities. In addition, investors will not participate in any appreciation of the underlying stocks.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

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Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 2.1625% of the stated principal amount with respect to each determination date on which the closing price of each underlying stock is greater than or equal to 51.50% of its initial stock price, which we refer to as a downside threshold level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final stock price of each underlying stock, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying stock closes at or above its downside threshold level on some determination dates but one or both of the underlying stocks closes below their respective downside threshold levels on the others. On the 10th determination date, the closing price of each underlying stock is greater than or equal to its initial stock price.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing price of each underlying stock is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 10th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each underlying stock closes at or above its downside threshold level on some determination dates but one or both of the underlying stocks closes below their respective downside threshold levels on the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, each underlying stock closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each underlying stock is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each underlying stock closes at or above its downside threshold level on some determination dates but one or both of the underlying stocks closes below their respective downside threshold levels on the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, one or both of the underlying stocks close below their respective downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each underlying stock is at or above its downside threshold level on the related determination date. At maturity, investors will receive (i) the cash value, or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date. The cash value (or the value of those shares on the final determination date) will be less than 51.50% of the stated principal amount of the securities and could be zero.

Investors will lose some, and may lose all, of their principal in this scenario.

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Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final stock prices of the underlying stocks.

Diagram #1: First, Second and Third Determination Dates

Diagram #2: Determination Dates (Other Than the First, Second, Third and Final Determination Dates)

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Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

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Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of each underlying stock on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final stock price of each underlying stock. The actual initial stock price and downside threshold level for each underlying stock will be provided in the pricing supplement. All payments on the securities, if any, are subject to the credit risk of JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Contingent quarterly payment:	A contingent quarterly payment of $0.2163 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of each underlying stock is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing price of each underlying stock is greater than or equal to its initial stock price on any quarterly determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final stock price of each underlying stock is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date

If the final stock price of either underlying stock is less than its downside threshold level: (i) the cash value or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date

Stated principal amount:	$10 per security
Hypothetical initial stock price:	With respect to the common stock of Apple Inc.: $114.00 With respect to the common stock of Bank of America Corporation: $16.00
Hypothetical downside threshold level:

With respect to the common stock of Apple Inc.: $58.71, which is 51.50% of its hypothetical initial stock price

With respect to the common stock of Bank of America Corporation: $8.24, which is 51.50% of its hypothetical initial stock price

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How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing Price		Contingent quarterly payment
	Common Stock of Apple Inc.	Common Stock of Bank of America Corporation
Hypothetical Determination Date 1	$70 (at or above downside threshold level)	$11 (at or above downside threshold level)	$0.2163
Hypothetical Determination Date 2	$55 (below downside threshold level)	$12 (at or above downside threshold level)	$0
Hypothetical Determination Date 3	$70 (at or above downside threshold level)	$7 (below downside threshold level)	$0
Hypothetical Determination Date 4	$50 (below downside threshold level)	$8 (below downside threshold level)	$0

On hypothetical determination date 1, each underlying stock closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $0.2163 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying stock closes at or above its downside threshold level but the other underlying stock closes below its downside threshold level. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each underlying stock closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of either underlying stock is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing Price		Early Redemption Payment
	Common Stock of Apple Inc.	Common Stock of Bank of America Corporation
Hypothetical Determination Date 1	$120 (at or above initial stock price)	$20 (at or above initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	$110 (below initial stock price)	$15 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	$105 (below initial stock price)	$22 (at or above initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 4	$120 (at or above initial stock price)	$15 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 5	$110 (below initial stock price)	$12 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical	$120 (at or above initial stock price)	$20 (at or above initial stock price)	$10.2163 (the stated principal
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Determination Date 6	amount plus the contingent quarterly payment with respect to the related determination date)

On each of hypothetical determination dates 1, 2 and 3, the securities are not automatically redeemable even though each underlying stock closes above its initial stock price on hypothetical determination date 1.

On hypothetical determination date 4, one underlying stock closes at or above its initial stock price but the other underlying stock close below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 5, each underlying stock closes below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 6, each underlying stock closes at or above its initial stock price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Stock Price		Payment at Maturity
	Common Stock of Apple Inc.	Common Stock of Bank of America Corporation
Example 1:	$70 (at or above downside threshold level)	$10.80 (at or above downside threshold level)	$10.2163 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	$57 (below downside threshold level)	$10.80 (at or above downside threshold level)	The cash value = ($10/$114) × 57 = $5.00
Example 3:	$70 (at or above downside threshold level)	$8 (below downside threshold level)	($10/$16) × 8 = $5.00
Example 4:	$57 (below downside threshold level)	$6.40 (below downside threshold level)	($10/$16) × 6.40 = $4.00
Example 5:	$34.20 (below downside threshold level)	$6.40 (below downside threshold level)	($10/$114) × 34.20 = $3.00

In example 1, the final stock price of each underlying stock is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In examples 2 and 3, the final stock price of one underlying stock is at or above its downside threshold level but the final stock price of the other underlying stock is below its downside threshold level. As the final stock price of the worst performing underlying stock is below its downside threshold level, you receive the cash value (or a number of shares of the worst performing underlying stock) equal to the exchange ratio of the worst performing underlying stock.

Similarly, in examples 4 and 5, the final stock price of each underlying stock is below its downside threshold level, and you receive at maturity the cash value (or a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock). In example 4, the common stock of Apple Inc. has declined 50% from its initial stock price to its final stock price, while the common stock of Bank of America Corporation has declined 60% from its initial stock price to its final stock price. Therefore, the payment at maturity equals the cash value (or a number of shares of the common stock of Bank of America Corporation equal to the exchange ratio of the common stock of Bank of America Corporation, which is the worst performing underlying stock in this example).

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In example 5, the common stock of Bank of America Corporation has declined 60% from its initial stock price to its final stock price, while the common stock of Apple Inc. has declined 70% from its initial stock price to its final stock price. Therefore the payment at maturity equals the cash value (or a number of shares of the common stock of Apple Inc. equal to the exchange ratio of the common stock of Apple Inc., which is the worst performing underlying stock in this example).

If the final stock price of EITHER underlying stock is below its downside threshold level, you will receive (i) the cash value or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date. The cash value (or the value of those shares on the final determination date) will be less than 51.50% of the stated principal amount of the securities and could be zero.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement no. 4a-I. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price of either of the underlying stocks is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis and you will receive for each security that you hold at maturity (i) the cash value or (ii) at our option, a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock as of the final determination date. The cash value (or the value of those shares on the final determination date) will be less than 51.50% of the stated principal amount and could be zero.
▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment but only if the closing price of each underlying stock is at or above its downside threshold level on the related determination date. If, on the other hand, the closing price of either underlying stock is lower than its downside threshold level on the relevant determination date, we will pay no coupon on the applicable contingent payment date. It is possible that the closing price of either underlying stock could remain below its downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	You are exposed to the price risk of both underlying stocks, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.
▪	To receive any contingent quarterly payments, each underlying stock must close at or above its downside threshold level on the applicable determination date. In addition, if either underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying stock has appreciated. Under this scenario, the value of any such payment will be less than 51.50% of the stated principal amount and could be zero.
▪	Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that either underlying stock will close below its downside threshold level on any determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of the underlying stock that is not the worst performing underlying stock. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.
▪	The contingent quarterly payment is based solely on the closing prices of the underlying stocks on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing prices of each underlying stock on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of each underlying stock on quarterly determination dates, if the closing price of either of the underlying stocks on any determination
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Principal at Risk Securities

date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of that underlying stock was higher on other days during the related quarterly period.
▪	You will not receive any contingent quarterly payment for any quarterly period where the closing price of either underlying stock on the relevant determination date is less than its downside threshold level. A contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each underlying stock on the relevant determination date is greater than or equal to its downside threshold level. If the closing price of either underlying stock remains below its downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payment.
▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	Investors will not participate in any appreciation in the prices of either underlying stock. Investors will not participate in any appreciation in the price of either underlying stock from its initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each underlying stock is greater than or equal to its downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial stock prices and downside threshold levels and will determine the final stock prices and whether the closing price of each underlying stock on any determination date is greater than or equal to its initial stock price or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.
▪	JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities. JPMS’s estimated value is only an estimate using several factors. The original issue price of the securities exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates. JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate
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movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.
The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.
▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:
o	any actual or potential change in our creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	secondary market credit spreads for structured debt issuances;
o	the actual and expected volatility in the prices of each underlying stock;
o	the time to maturity of the securities;
o	whether the closing price of one share of either underlying stock has been, or is expected to be, less than its downside threshold level on any determination date;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation between the underlying stocks, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
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o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.
▪	Investing in the securities is not equivalent to investing in the shares of Apple Inc. or Bank of America Corporation Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.
▪	No affiliation with Apple Inc. or Bank of America Corporation Apple Inc. and Bank of America Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Apple Inc. or Bank of America Corporation in connection with this offering.
▪	We may engage in business with or involving Apple Inc. or Bank of America Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc. or Bank of America Corporation without regard to your interests and thus may acquire non-public information about Apple Inc. or Bank of America Corporation Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc. or Bank of America Corporation, which may or may not recommend that investors buy or hold the underlying stocks.
▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factors and other adjustments for certain corporate events affecting the underlying stocks. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stocks. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock prices and, as a result, the downside threshold levels, which are the respective prices at or above which the underlying stocks must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could have affected the prices of the underlying stocks on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS were successful in asserting an
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alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders ––Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players and sells a variety of related software, services, accessories, networking solutions and third-party digital content and applications. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-10030 through the SEC’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on August 28, 2015:

Bloomberg Ticker Symbol:	AAPL	52 Week High (on 2/23/2015):	$133.00
Current Share Price:	$113.29	52 Week Low (on 10/16/2014):	$96.26
52 Weeks Ago (on 8/28/2014):	$102.25

The table below sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter in the period from January 1, 2010 through August 28, 2015. The closing price of the underlying stock on August 28, 2015 was $113.29. The associated graph shows the closing prices of the underlying stock for each day in the same period. We obtained the information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

Common Stock of Apple Inc. (CUSIP: 037833100)	High	Low	Dividends
2010
First Quarter	$33.69	$27.43	—
Second Quarter	$39.17	$33.69	—
Third Quarter	$41.78	$34.31	—
Fourth Quarter	$46.50	$39.81	—
2011
First Quarter	$51.88	$46.67	—
Second Quarter	$50.44	$45.05	—
Third Quarter	$59.06	$49.03	—
Fourth Quarter	$60.32	$51.93	—
2012
First Quarter	$88.23	$58.75	—
Second Quarter	$90.89	$75.73	—
Third Quarter	$100.30	$82.13	$0.38
Fourth Quarter	$95.96	$72.71	$0.38
2013
First Quarter	$78.43	$60.01	$0.38
Second Quarter	$66.26	$55.79	$0.44
Third Quarter	$72.53	$58.46	$0.44
Fourth Quarter	$81.44	$68.71	$0.44
2014
First Quarter	$79.62	$71.35	$0.44
Second Quarter	$94.25	$73.99	$0.47
Third Quarter	$103.30	$93.08	$0.47
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Common Stock of Apple Inc. (CUSIP: 037833100)	High	Low	Dividends
Fourth Quarter	$119.00	$96.26	$0.47
2015
First Quarter	$133.00	$105.99	$0.47
Second Quarter	$132.65	$124.25	$0.52
Third Quarter (through August 28, 2015)	$132.07	$103.12	$0.52

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

The Common Stock of Apple Inc. – Daily Closing Prices* January 4, 2010 to August 28, 2015

*The dotted line in the graph indicates the downside threshold level, equal to 51.50% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the common stock of Apple Inc. from the publicly available documents described in the first paragraph under this “Apple Inc. Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Apple Inc. Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Apple Inc.

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Bank of America Corporation Overview

Bank of America Corporation is a financial institution, serving individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-06523 through the SEC’s website at www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on August 28, 2015:

Bloomberg Ticker Symbol:	BAC	52 Week High (on 7/22/2015):	$18.45
Current Share Price:	$16.36	52 Week Low (on 1/30/2015):	$15.15
52 Weeks Ago (on 8/28/2014):	$16.01

The table below sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter in the period from January 1, 2010 through August 28, 2015. The closing price of the underlying stock on August 28, 2015 was $16.36. The associated graph shows the closing prices of the underlying stock for each day in the same period. We obtained the information above and in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

Common Stock of Bank of America Corporation (CUSIP: 060505104)	High	Low	Dividends
2010
First Quarter	$18.04	$14.45	$0.01
Second Quarter	$19.48	$14.37	$0.01
Third Quarter	$15.67	$12.32	$0.01
Fourth Quarter	$13.56	$10.95	$0.01
2011
First Quarter	$15.25	$13.33	$0.01
Second Quarter	$13.72	$10.50	$0.01
Third Quarter	$11.09	$6.06	$0.01
Fourth Quarter	$7.35	$4.99	$0.01
2012
First Quarter	$9.93	$5.80	$0.01
Second Quarter	$9.68	$6.83	$0.01
Third Quarter	$9.55	$7.04	$0.01
Fourth Quarter	$11.60	$8.93	$0.01
2013
First Quarter	$12.78	$11.03	$0.01
Second Quarter	$13.83	$11.44	$0.01
Third Quarter	$14.95	$12.83	$0.01
Fourth Quarter	$15.88	$13.69	$0.01
2014
First Quarter	$17.92	$16.10	$0.01
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Common Stock of Bank of America Corporation (CUSIP: 060505104)	High	Low	Dividends
Second Quarter	$17.34	$14.51	$0.01
Third Quarter	$17.18	$14.98	$0.05
Fourth Quarter	$18.13	$15.76	$0.05
2015
First Quarter	$17.90	$15.15	$0.05
Second Quarter	$17.67	$15.41	$0.05
Third Quarter (through August 28, 2015)	$18.45	$15.26	$0.05

We make no representation as to the amount of dividends, if any, that Bank of America Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America Corporation.

The Common Stock of Bank of America Corporation – Daily Closing Prices* January 4, 2010 to August 28, 2015

*The dotted line in the graph indicates the downside threshold level, equal to 51.50% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Bank of America Corporation We have derived all disclosures contained in this document regarding the common stock of Bank of America Corporation from the publicly available documents described in the first paragraph under this “Bank of America Corporation Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America Corporation Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bank of America Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Bank of America Corporation Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America Corporation could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Bank of America Corporation

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
No fractional shares:	At maturity, if we elect to make our payment in shares of the worst performing underlying stock, we will deliver the number of shares of the worst performing underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of the worst performing underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of the worst performing underlying stock, as determined by the calculation agent as of the final determination date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:

JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”
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Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. 4a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments on the securities, and (if they are recharacterized, in whole or in part, as debt instruments) could also apply to the payment of gross proceeds of a sale of a security occurring after December 31, 2016 (including an early redemption or redemption at maturity). You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “Apple Inc. Overview” and “Bank of America Corporation Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such
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Contingent Income Auto-Callable Securities due August 31, 2018

Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Bank of America Corporation
Principal at Risk Securities

securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was filed as an exhibit to the Registration Statement on Form S-3 by us on November 7, 2014.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the securities, supplements the preliminary terms related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

• Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co.

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